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                                EXHIBIT 10.19(b)

                          LOAN MODIFICATION AGREEMENT

  This Loan Modification Agreement is entered into as of June 5, 1995, by and between FAFCO, INC. ("Borrower") whose address is 2690 Middlefield Road, Redwood City, CA 94063, and Silicon Valley Bank ("Lender") whose address is 3000 Lakeside Drive, Santa Clara, CA 95054.


1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated June 10, 1992, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Note"). The Note has been modified pursuant to Change in Terms Agreements, dated February 15, 1993 and April 29, 1993, and a Loan Modification Agreement, dated March 8, 1994, pursuant to which, among other things, the principal amount of the Note was increased to One Million and 00/100 Dollars ($1,000,000.00). The Note, together with other promissory notes from Borrower to Lender, is governed by the terms of a Business Loan Agreement, dated June 10, 1992, between Borrower and Lender, as may be amended from time to time (the "Loan Agreement").

Hereinafter, all indebtedness owing by Borrower to Lender shall be referenced to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL: Repayment of the Indebtedness is secured by a Commercial Security Agreement, dated June 3, 1994 (the "Security Agreement").

Hereinafter, the above-described security documents, together with all other documents securing payment of the Note (and other notes executed by Borrower in favor of Lender) shall be referred to as the "Security Documents."
Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3. DESCRIPTION OF CHANGE IN TERMS:

   A. Modification(s) to Note.

      1. Payable in one payment of all outstanding principal plus all accrued unpaid interest on June 5, 1996. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning July 5, 1995, and all subsequent interest payments will be due on the same day of each month there-after.

      2. The principal amount of the Note is hereby increased to One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00).

   B. Modification(s) to Loan Agreement.

      1. The Tangible Net Worth and Profitability covenant as provided in the paragraph entitled "Financial Covenants" are hereby amended as follows:

          Borrower shall maintain, on a monthly basis, a minimum Tangible Net Worth plus Subordinated Debt of $2,000,000.00. Further, maintain profitability as follows:

            Allow loss for quarter ended March 31, 1995;
            Loss for quarter ended June 30, 1995, not to exceed $150,000.00; Loss for quarter ended September 30, 1995, not to exceed $150,000.00;

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                             EXHIBIT 10.19(b) page two

         Profits of at least $300,000.00 for quarter ended December 31, 1995.

      2. Accounts receivable audits will now be performed on an annual basis (rather than when borrowings under the Note exceed $100,000.00).

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. LOAN FEE. Borrower shall pay to Lender a fee in the amount of Seven Thousand Five Hundred and 00/100 Dollars ($7,500.00) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee and Lender's receipt of the Amendment and Reaffirmation of Subordination Agreements executed by each Creditor.

   This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                      LENDER:

FAFCO, INC.                                    SILICON VALLEY BANK

By:  \s\ Alex N. Watt                          By:  \s\ Julie Schneider
Name:  Alex N. Watt                            Name:  Julie Schneider
Title:  V.P. Finance & Administration          Title:  CBD